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                                                                    EXHIBIT 99.3

                     CONSENT OF J.P. MORGAN SECURITIES INC.

     We hereby consent to (i) the use of our opinion letter dated December 14, 1996 to the Board of Directors of McDonnell Douglas Corporation (the "Company") included in Annex III to the Joint Proxy Statement/ Prospectus relating to the proposed merger of the Company and The Boeing Company, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.

                                          By: /s/ TODD R. MARIN

                                            ------------------------------------
                                            Name: Todd R. Marin
                                            Title: Vice President

June 18, 1997